Registration No. 333-

As filed with the Securities and Exchange Commission on May 31, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENESEE & WYOMING INC.

(Exact name of registrant as specified in its charter)

Delaware	06-0984624
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

20 West Avenue, Darien, Connecticut	06820
(Address of Principal Executive Offices)	(Zip Code)

Genesee & Wyoming Inc.

Fourth Amended and Restated 2004 Omnibus Incentive Plan

(Full title of the plan)

Allison M. Fergus, Esq.

General Counsel and Secretary

20 West Avenue

Darien, Connecticut 06820

(Name and address of agent for service)

(203) 202-8900

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “”emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE(2)
Class A Common Stock, $0.01 par value per share	1,000,000	$79.27	$79,270,000	$9,869.12

(1)	In addition to the shares of Class A Common Stock set forth in the table, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of Class A Common Stock registered includes an indeterminable number of shares of Class A Common Stock issuable under the Genesee & Wyoming Inc. Fourth Amended and Restated 2004 Omnibus Incentive Plan, as this amount may be adjusted as a result of stock splits, stock dividends and anti-dilution provisions set forth therein.

(2)	Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of Class A Common Stock on the New York Stock Exchange on May 30, 2018.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,000,000 shares of Class A common stock, $0.01 par value per share (the “Common Stock”), of Genesee & Wyoming Inc. (the “Company”), available for the grant of awards under the Company’s Fourth Amended and Restated 2004 Omnibus Incentive Plan (the “Plan”). These additional shares of Common Stock are additional securities of the same class as other securities for which original registration statements (File Nos. 333-120558 (as amended), 333-174573 and 333-204137) on Form S-8 were filed with the Securities and Exchange Commission (the “Commission”) on November 16, 2004, June 1, 2007 (post-effective amendment), May 27, 2011 and May 13, 2015, respectively.

Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the Company previously filed with the Commission are incorporated herein by reference:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

(c)	the Company’s Current Reports on Form 8-K filed with the Commission on April 6, 2018, May 1, 2018 (with respect to Items 2.04 and 8.01) and May 25, 2018 and Form 8-K/A filed with the Commission on May 25, 2018 and;

(d)	the description of the Common Stock contained in the Company’s registration statement on Form 8-A (File No. 001-31456) filed with the Commission on September 23, 2002, including any amendments or supplements thereto, as updated by the description of the Common Stock under “Description of Our Capital Stock – Class A Common Stock and Class B Common Stock” contained in the Company’s Registration Statement on Form S-3ASR (File No. 333-183862), filed with the Commission on September 14, 2015.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation is incorporated herein by reference to Annex II to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 15, 2011 (File No. 001-31456).

4.2	Amended By-laws, effective as of August 19, 2004, is incorporated herein by reference to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q filed on November 9, 2004 (File No. 001-31456).

4.3	Specimen stock certificate representing shares of Class A Common Stock is incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-03972) filed on June 12, 1996.

4.4	Fourth Amended and Restated 2004 Omnibus Incentive Plan is incorporated herein by reference to Annex I to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 9, 2018.

5.1*	Opinion of Simpson Thacher & Bartlett LLP

23.1*	Consent of PricewaterhouseCoopers LLP

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Darien, State of Connecticut, on May 31, 2018.

GENESEE & WYOMING INC.

By:	/s/ John C. Hellmann
Name:	John C. Hellmann
Title:	Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints each of John C. Hellmann and Timothy J. Gallagher such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date	Title	Signature

May 31, 2018	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	/s/ John C. Hellmann John C. Hellmann

May 31, 2018	Chief Financial Officer (principal financial officer)	/s/ Timothy J. Gallagher Timothy J. Gallagher

May 31, 2018	Chief Accounting Officer and Global Controller (principal accounting officer)	/s/ Christopher F. Liucci Christopher F. Liucci

May 31, 2018	Director	/s/ Richard H. Bott

Richard H. Bott

May 31, 2018	Director	/s/ Bruce J. Carter

Bruce J. Carter

May 31, 2018	Director	/s/ Cynthia L. Hostetler

Cynthia L. Hostetler

May 31, 2018	Director	/s/ Øivind Lorentzen III

Øivind Lorentzen III

May 31, 2018	Director	/s/ Albert J. Neupaver

Albert J. Neupaver

May 31, 2018	Director	/s/ Joseph H. Pyne

Joseph H. Pyne

May 31, 2018	Director	/s/Ann N. Reese

Ann N. Reese

May 31, 2018	Director	/s/ Mark A. Scudder

Mark A. Scudder

May 31, 2018	Director	/s/ Hunter C. Smith

Hunter C. Smith